Exhibit (g)(2)

EXHIBIT B

to the Custody Agreement

Fund Names

Separate Series of Amplify ETF Trust

Name of Series

Amplify Bitcoin 24% Premium Income ETF

Amplify Bitcoin Max Income Covered Call ETF